UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2004

BRIDGE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24767	59-3065437
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12601 Monarch Street, Garden Grove, California 92841
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 891-6508

N/A
(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3. Bankruptcy or Receivership.

On June 21, 2004 Bridge Technology, Inc. (the “Company”) (the “Debtor”) filed voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Central District of California (the “Bankruptcy Court”) (Case No. SA04-13988JR). The Debtor will continue to operate their business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. On June 22, 2004, the Company issued a press release relating to the foregoing. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Document Description

EX-99.1	Press Release dated June 22, 2004

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGE TECHNOLOGY, INC.

By:
Date: June 22, 2004		/s/ John T. Gauthier

John T. Gauthier
Chairman & CEO

1	FORM 8K